FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 23, 1997


                        TELEPHONE AND DATA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


        Iowa                     1-8251                      36-2669023
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)               Identification No.)
   incorporation)


   30 North LaSalle Street, Chicago, Illinois                    60602
         (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

         On December 23, 1997, Telephone and Data Systems, Inc. [AMEX:TDS] announced that it has entered into a definitive agreement with TSR Paging, Inc. ("TSR") to combine their respective paging businesses. Under the terms of the agreement, TDS proposes to negotiate and enter into a merger agreement with American Paging, Inc. [AMEX:APP], pursuant to which a wholly owned subsidiary of TDS would acquire all of the issued and outstanding stock of APP not owned by TDS for cash in an amount equal to $2.25 per APP share. Upon consummation of the merger in accordance with the merger agreement, TDS would contribute substantially all of the assets and certain, limited liabilities of APP, and TSR would contribute all of its assets and liabilities to a limited liability company called TSR Wireless, LLC. The new company would not assume approximately $170 million of debt owed by APP to TDS. The asset contribution agreement provides that, subject to adjustment, TDS will have a 30% interest and TSR will have a 70% interest in the new company.

         This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by the Company relating to such announcement as an exhibit.

Item 7.           Financial Statements and Exhibits

         Exhibits

         The exhibits  accompanying  this report are listed in the  accompanying
Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




Telephone and Data Systems, Inc.
(Registrant)

Date:    December 29, 1997


By:  /s/ GREGORY J. WILKINSON
Gregory J. Wilkinson
Vice President and Controller
(principal accounting officer)

                                  EXHIBIT INDEX


Exhibit Number                    Description of Exhibit
--------------                    ----------------------
     99                           News Release dated December 23, 1997